Exhibit 99.1

Immediate Release
Contact: Patrick Nolan
248.754.0884

BORGWARNER REPORTS RECORD NET SALES FOR THE FIRST QUARTER 2021, UP 76% COMPARED WITH FIRST QUARTER 2020

Updated
Auburn Hills, Michigan, May 5, 2021 – BorgWarner Inc. (NYSE: BWA) today reported first quarter results.

First Quarter Highlights:
•U.S. GAAP net sales of $4,009 million, up 76% compared with first quarter 2020.
◦Excluding the impact of foreign currencies and the net impact of acquisitions and divestitures, organic sales were up 18% compared with first quarter 2020.
•U.S. GAAP net earnings of $0.27 per diluted share.
◦Excluding the $(0.94) per diluted share related to non-comparable items (detailed in the table below), adjusted net earnings were $1.21 per diluted share.
•U.S. GAAP operating income of $403 million, or 10.1% of net sales.
◦ Excluding the $41 million of pretax expenses related to non-comparable items, adjusted operating income was $444 million. Excluding the impact of non-comparable items, adjusted operating income was 11.1% of net sales.
•Net cash provided by operating activities of $342 million.
◦ Free cash flow was $147 million.

Financial Results:
The Company believes the following table is useful in highlighting non-comparable items that impacted its U.S. GAAP net earnings per diluted share. The Company defines adjusted earnings per diluted share as earnings per diluted share adjusted to eliminate the impact of restructuring expense, merger, acquisition and divestiture expense, other net expenses, discontinued operations, other gains and losses not reflective of the Company's ongoing operations, and related tax effects.

	Three Months Ended March 31,
	2021	2020
Earnings per diluted share	$0.27	$0.63

Non-comparable items:
Restructuring expense	0.12	0.06
Merger, acquisition and divestiture expense	0.04	0.10
Unrealized loss on equity securities	0.87	0.04
Tax adjustments	(0.09)	(0.06)

Adjusted earnings per diluted share	$1.21	$0.77

Net sales were $4,009 million for the first quarter 2021, up 76% from $2,279 million for the first quarter 2020, due to the acquisition of Delphi Technologies, increased demand for the Company’s products and the recovery of global markets from the negative effects of COVID-19 on 2020 production. Net earnings for the first quarter 2021 were $65 million, or $0.27 per diluted share, compared with net earnings of $129 million, or $0.63 per diluted share, for the first quarter 2020. Adjusted net earnings per diluted share for the first quarter 2021 were $1.21, up from adjusted net earnings per diluted share of $0.77 for the first quarter 2020. Adjusted net earnings for the first quarter 2021 excluded net non-comparable items of $(0.94) per diluted share. Adjusted net earnings for the first quarter 2020 excluded net non-comparable items of $(0.14) per diluted share. These items are listed in the table above, which is provided by the Company for comparison with other results and the most directly comparable U.S. GAAP measures. The increase in adjusted net earnings was primarily due to the impact of higher sales and earnings from the acquisition of Delphi Technologies. The impact of foreign currencies increased net sales by approximately $194 million and increased adjusted operating income by approximately $25 million for first quarter 2021, compared with the first quarter 2020.

Net cash provided by operating activities was $342 million for the first three months of 2021, compared with $263 million for the first three months of 2020. Investments in capital expenditures, including tooling outlays, totaled $195 million for the first three months of 2021, compared with $117 million for the first three months of 2020. Compared with the end of 2020, balance sheet debt at the end of the first quarter 2021 decreased $28 million, while cash and cash equivalents increased by $105 million.

Air Management Segment Results: The Air Management segment net sales were $2,011 million during the first quarter 2021, compared with $1,434 million during the first quarter 2020. Excluding the impact of foreign currencies but including the estimated growth in Delphi Technologies-related revenue over pro forma 2020 Delphi Technologies revenue, organic sales were up 14% from the prior year. Adjusted earnings before interest, income taxes and non-controlling interest (“Adj. EBIT”) were $322 million, or 16.0% of sales, during the first quarter 2021, compared to $208 million, or 14.5% of sales, in the prior year. The increase in Adj. EBIT was primarily due to the impact of higher sales and the acquisition of Delphi Technologies.

e-Propulsion & Drivetrain Segment Results: e-Propulsion & Drivetrain segment net sales were $1,466 million during the first quarter 2021, compared with $860 million during the first quarter 2020. Excluding the impact of foreign currencies but including the estimated growth in Delphi Technologies-related revenue over pro forma 2020 Delphi Technologies revenue, organic sales were up 36% from the prior year. Adj. EBIT was $137 million, or 9.3% of sales, during the first quarter 2021, compared to $63 million, or 7.3% of sales, in the prior year. The increase in Adj. EBIT was primarily due to the impact of higher sales and the acquisition of Delphi Technologies.

Fuel Injection Segment Results: The Fuel Injection segment’s net sales and Adj. EBIT in the first quarter 2021 were $475 million and $33 million, respectively. Excluding the impact of foreign currencies but including the estimated growth in Delphi Technologies-related revenue over pro forma 2020 Delphi Technologies revenue, organic sales were up 9%. The Adj. EBIT margin was 6.9% in the first quarter 2021. This is a new segment following the Delphi Technologies acquisition.

Aftermarket Segment Results: The Aftermarket segment’s net sales and Adj. EBIT in the first quarter 2021 were $197 million and $21 million, respectively. Excluding the impact of foreign currencies but including the estimated growth in Delphi Technologies-related revenue over pro forma 2020 Delphi

Technologies revenue, organic sales were up 11%. The Adj. EBIT margin was 10.7% in the first quarter 2021. This is a new segment following the Delphi Technologies acquisition.

Full Year 2021 Guidance: For the full-year 2021, net sales are expected to be in the range of $14.8 billion to $15.4 billion, under the assumption that there are no additional production disruptions arising from COVID-19. This implies a year-over-year increase in organic sales of 12% to 17%. The Company expects its weighted light and commercial vehicle markets to increase in the range of approximately 9% to 12% in 2021. Foreign currencies are expected to result in a year-over-year increase in sales of approximately $400 million primarily due to the strengthening of the Euro and Chinese renminbi against the U.S. dollar.

Operating margin is expected to be in the range of 8.7% to 9.4%. Excluding the impact of non-comparable items, adjusted operating margin is expected to be in the range of 10.1% to 10.5%. Net earnings are expected to be within a range of $2.55 to $3.05 per diluted share. Excluding the impact of non-comparable items, adjusted net earnings are expected to be within a range of $4.00 to $4.35 per diluted share. Full-year operating cash flow is expected to be in the range of $1,525 million to $1,675 million, while free cash flow is expected to be in the range of $800 million to $900 million.

At 9:00 a.m. ET today, a brief conference call concerning first quarter 2021 results and guidance will be webcast at: http://www.borgwarner.com/en/Investors/default.aspx. Additionally, an earnings call presentation will be available at http://www.borgwarner.com/en/Investors/default.aspx.

BorgWarner Inc. (NYSE: BWA) is a global product leader in clean and efficient technology solutions for combustion, hybrid and electric vehicles. Building on its original equipment expertise, BorgWarner also brings market leading product and service solutions to the global aftermarket. With manufacturing and technical facilities in 96 locations in 24 countries, the Company employs approximately 50,000 worldwide. For more information, please visit borgwarner.com.

# # #

Forward-Looking Statements: Statements in this press release may constitute forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act (the “Act”) that are based on management's current outlook, expectations, estimates and projections. Words such as “anticipates,” “believes,” “continues,” “could,” “designed,” “effect,” “estimates,” “evaluates,” “expects,” “forecasts,” “goal,” “initiative,” “intends,” “may,” “outlook,” “plans,” “potential,” “predicts,” “project,” “pursue,” “seek,” “should,” “target,” “when,” “will,” “would,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Further, all statements, other than statements of historical fact contained or incorporated by reference in this press release, that we expect or anticipate will or may occur in the future regarding our financial position, business strategy and measures to implement that strategy, including changes to operations, competitive strengths, goals, expansion and growth of our business and operations, plans, references to future success and other such matters, are forward-looking statements. Accounting estimates, such as those described under the heading “Critical Accounting Policies and Estimates” in Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2020 (“Form 10-K”), are inherently forward-looking. All forward-looking statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. Forward-looking statements are not guarantees of performance and the Company’s actual results may differ materially from those expressed, projected, or implied in or by the forward-looking statements.

You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Forward-looking statements are subject to risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed, projected or implied in or by the forward-looking statements. These risks and uncertainties, among others, include: uncertainties regarding the extent and duration of impacts of matters associated with the COVID-19/coronavirus pandemic (“COVID-19”), including additional production disruptions; the failure to realize the expected benefits of the acquisition of Delphi Technologies PLC that the Company completed on October 1, 2020; the failure to promptly and effectively integrate acquired businesses; the potential for unknown or inestimable liabilities relating to the acquired businesses; the possibility that the proposed transaction between the Company and AKASOL AG (“Proposed Transaction”) will not be consummated; failure to satisfy any of the conditions to the proposed transaction; failure to realize the expected benefits of the Proposed Transaction; our dependence on automotive and truck production, both of which are highly cyclical and subject to disruptions; our reliance on major original equipment manufacturers (“OEM”) customers; commodities availability and pricing; supply disruptions; fluctuations in interest rates and foreign currency exchange rates; availability of credit; our dependence on key management; our dependence on information systems; the uncertainty of the global economic environment; the outcome of existing or any future legal proceedings, including litigation with respect to various claims; future changes in laws and regulations, including, by way of example, tariffs, in the countries in which we operate; and the other risks, including, by way of example, pandemics and quarantines, noted in reports that we file with the Securities and Exchange Commission, including Item 1A, “Risk Factors” in our most recently-filed Form 10-K as updated by Item 1A of this report. We do not undertake any obligation to update or announce publicly any updates to or revisions to any of the forward-looking statements in this press release to reflect any change in our expectations or any change in events, conditions, circumstances, or assumptions underlying the statements.

BorgWarner Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(in millions, except per share amounts)
	Three Months Ended March 31,
	2021	2020
Net sales	$4,009	$2,279
Cost of sales	3,191	1,832
Gross profit	818	447
Gross margin	20.4%	19.6%

Selling, general and administrative expenses	377	213
Other operating expense, net	38	36
Operating income	403	198

Equity in affiliates’ earnings, net of tax	(12)	(5)
Unrealized loss on equity securities	272	9
Interest income	(3)	(2)
Interest expense	21	12
Other postretirement income	(11)	(2)
Earnings before income taxes and noncontrolling interest	136	186

Provision for income taxes	42	49
Net earnings	94	137

Net earnings attributable to noncontrolling interest, net of tax	29	8
Net earnings attributable to BorgWarner Inc.	$65	$129

Earnings per share — diluted	$0.27	$0.63

Weighted average shares outstanding — diluted	238.4	206.2

BorgWarner Inc.
Net Sales by Reporting Segment (Unaudited)
(in millions)
	Three Months Ended March 31,
	2021	2020
Air Management	$2,011	$1,434
e-Propulsion & Drivetrain	1,466	860
Fuel Injection	475	—
Aftermarket	197	—
Inter-segment eliminations	(140)	(15)
Net sales	$4,009	$2,279

Adjusted Earnings Before Interest, Income Taxes and Noncontrolling Interest (“Adj. EBIT”) (Unaudited)
(in millions)

	Three Months Ended March 31,
	2021	2020
Air Management	$322	$208
e-Propulsion & Drivetrain	137	63
Fuel Injection	33	—
Aftermarket	21	—
Segment Adjusted EBIT	513	271
Corporate, including stock-based compensation	69	37
Restructuring expense	30	15
Merger, acquisition and divestiture expense	13	21
Net gain on insurance recovery for property damage	(2)	—
Equity in affiliates’ earnings, net of tax	(12)	(5)
Unrealized loss on equity securities	272	9
Interest income	(3)	(2)
Interest expense	21	12
Other postretirement income	(11)	(2)
Earnings before income taxes and noncontrolling interest	136	186
Provision for income taxes	42	49
Net earnings	94	137
Net earnings attributable to noncontrolling interest, net of tax	29	8
Net earnings attributable to BorgWarner Inc.	$65	$129

BorgWarner Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(in millions)

	March 31, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$1,755	$1,650
Receivables, net	3,153	2,919
Inventories, net	1,361	1,286
Prepayments and other current assets	313	312
Total current assets	6,582	6,167

Property, plant and equipment, net	4,449	4,591
Other non-current assets	4,940	5,271
Total assets	$15,971	$16,029

LIABILITIES AND EQUITY
Notes payable and other short-term debt	$51	$49
Accounts payable	2,485	2,352
Other current liabilities	1,385	1,409
Total current liabilities	3,921	3,810

Long-term debt	3,708	3,738
Other non-current liabilities	1,688	1,757

Total BorgWarner Inc. stockholders’ equity	6,367	6,428
Noncontrolling interest	287	296
Total equity	6,654	6,724
Total liabilities and equity	$15,971	$16,029

BorgWarner Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in millions)
	Three Months Ended March 31,
	2021	2020
OPERATING
Net cash provided by operating activities	$342	$263
INVESTING
Capital expenditures, including tooling outlays	(195)	(117)
Capital expenditures for damage to property, plant and equipment	(2)	—
Proceeds from settlement of net investment hedges, net	11	1
Proceeds from asset disposals and other, net	1	(4)
Net cash used in investing activities	(185)	(120)

FINANCING
Net increase in notes payable	7	—
Additions to debt	22	13
Payments for debt issuance costs	(1)	—
Repayments of debt, including current portion	(26)	(14)
Payments for stock-based compensation items	(13)	(12)
Dividends paid to BorgWarner stockholders	(40)	(35)
Dividends paid to noncontrolling stockholders	—	(14)
Net cash used in financing activities	(51)	(62)
Effect of exchange rate changes on cash	(1)	(12)
Net increase in cash and cash equivalents	105	69
Cash and cash equivalents at beginning of year	1,650	832
Cash and cash equivalents at end of period	$1,755	$901

Supplemental Information (Unaudited)
(in millions)
	Three Months Ended March 31,
	2021	2020
Depreciation and amortization	$195	$112

Non-GAAP Financial Measures
This press release contains information about BorgWarner’s financial results that is not presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Such non-GAAP financial measures are reconciled to their closest GAAP financial measures below and in the Financial Results table above. The provision of these comparable GAAP financial measures for 2021 is not intended to indicate that BorgWarner is explicitly or implicitly providing projections on those GAAP financial measures, and actual results for such measures are likely to vary from those presented. The reconciliations include all information reasonably available to the Company at the date of this press release and the adjustments that management can reasonably predict.

Management believes that these non-GAAP financial measures are useful to management, investors, and banking institutions in their analysis of the Company's business and operating performance. Management also uses this information for operational planning and decision-making purposes.

Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measure. Additionally, because not all companies use identical calculations, the non-GAAP financial measures as presented by BorgWarner may not be comparable to similarly titled measures reported by other companies.

Adjusted Operating Income and Adjusted Operating Margin
The Company defines adjusted operating income as operating income adjusted to eliminate the impact of restructuring expense, merger, acquisition and divestiture expense, other net expenses, discontinued operations, and other gains and losses not reflective of the Company’s ongoing operations. Adjusted operating margin is defined as adjusted operating income divided by net sales.

Adjusted Earnings per Diluted Share
The Company defines adjusted earnings per diluted share as earnings per diluted share adjusted to eliminate the impact of restructuring expense, merger, acquisition and divestiture expense, other net expenses, discontinued operations, other gains and losses not reflective of the Company's ongoing operations, and related tax effects.

Free Cash Flow
The Company defines free cash flow as net cash provided by operating activities minus capital expenditures, including tooling outlays and it is useful to both management and investors in evaluating the Company’s ability to service and repay its debt.

Adjusted Operating Income and Adjusted Operating Margin
	Three Months Ended March 31,
(in millions)	2021	2020
Net sales	$4,009	$2,279

Operating income	$403	$198
Operating margin	10.1%	8.7%

Non-comparable items:
Restructuring expense	$30	$15
Merger, acquisition and divestiture expense	13	21
Net gain on insurance recovery for property damage	(2)	—
Adjusted operating income	$444	$234
Adjusted operating margin	11.1%	10.3%

Free Cash Flow Reconciliation
	Three Months Ended March 31,
(in millions)	2021	2020
Net cash provided by operating activities	$342	$263
Capital expenditures, including tooling outlays	$(195)	$(117)
Free cash flow	$147	$146

First Quarter 2021 Organic Net Sales Change (Unaudited)
(in millions)	Q1 2020 Net Sales	FX	Q1 2020 Delphi Technologies Impact	Market Impact, Pricing & Other	Q1 2021 Net Sales	Organic Net Sales Change
Air Management	$1,434	$98	$249	$230	$2,011	13.7%
e-Propulsion & Drivetrain	860	63	172	371	1,466	35.9%
Fuel Injection	—	29	411	35	475	8.5%
Aftermarket	—	4	174	19	197	10.9%
Inter-segment eliminations	(15)	—	(61)	(64)	(140)	—
Total	$2,279	$194	$945	$591	$4,009	18.3%

Adjusted Operating Income and Adjusted Operating Margin Guidance Reconciliation
	Full-Year 2021 Guidance
(in millions)	Low	High
Net sales	$14,800	$15,400

Operating income	1,282	1,452
Operating margin	8.7%	9.4%

Non-comparable items:
Restructuring expense	$200	$150
Merger, acquisition and divestiture expense	20	20
Net gain on insurance recovery for property damage	(2)	(2)
Adjusted operating income	$1,500	$1,620
Adjusted operating margin	10.1%	10.5%

Adjusted Earnings Per Diluted Share Guidance Reconciliation
	Full-Year 2021 Guidance
	Low	High
Earnings per Diluted Share	$2.55	$3.05

Non-comparable items:
Restructuring expense	0.58	0.43
Merger, acquisition and divestiture expense	0.09	0.09
Q1 2021 unrealized loss on equity securities	0.87	0.87
Tax adjustments	(0.09)	(0.09)

Adjusted Earnings per Diluted Share	$4.00	$4.35

Free Cash Flow Guidance Reconciliation
	Full Year 2021 Guidance
(in millions)	Low	High
Net cash provided by operating activities	$1,525	$1,675
Capital expenditures, including tooling outlays	$(725)	$(775)
Free cash flow	$800	$900

Pro Forma Financial Information
On October 1, 2020 BorgWarner completed its acquisition of Delphi Technologies PLC (Delphi Technologies). The 2020 pro forma unaudited quarterly financial information included herein includes the pro forma combined results of BorgWarner and Delphi Technologies for periods prior to October 1, 2020. The pro forma financial information for the three months ended March 31, 2020 and June 30, 2020 has been derived from the unaudited consolidated financial statements included in BorgWarner’s and Delphi Technologies’ Quarterly Reports on Form 10-Q for the three and six months ended June 30, 2020. The pro forma financial information for the three months ended September 30, 2020 has been derived from the unaudited consolidated financial statements included in BorgWarner’s Quarterly Report on Form 10-Q for the three months ended September 30, 2020 and from the books and records of Delphi Technologies for the same period. The pro forma financial information does not give effect to the transaction on periods prior to October 1, 2020 and is not necessarily indicative of either the actual consolidated results had the acquisition of Delphi Technologies occurred on January 1, 2020 or of future operating results.

Pro Forma Quarterly Net Sales and Adjusted Operating Income (Unaudited)

(in millions)	Pro forma Q1 2020	Pro forma Q2 2020	Pro forma Q3 2020	As Reported Q4 2020	Pro forma FY 2020
Air Management
Net sales	$1,683	$961	$1,750	$1,942	$6,336
Adjusted EBIT	241	34	278	301	854
Adjusted EBIT Margin	14.3%	3.5%	15.9%	15.5%	13.5%

e-Propulsion & Drivetrain
Net sales	$1,032	$757	$1,305	$1,447	$4,541
Adjusted EBIT	64	(4)	148	164	372
Adjusted EBIT Margin	6.2%	(0.5)%	11.3%	11.3%	8.2%

Fuel Injection
Net sales	$411	$250	$410	$479	$1,550
Adjusted EBIT	20	(28)	31	39	62
Adjusted EBIT Margin	4.9%	(11.2)%	7.6%	8.1%	4.0%

Aftermarket
Net sales	$174	$129	$195	$194	$692
Adjusted EBIT	15	6	18	22	61
Adjusted EBIT Margin	8.6%	4.7%	9.2%	11.3%	8.8%

Inter-segment eliminations	$(76)	$(43)	$(72)	$(136)	$(327)
Corporate expenses	$(66)	$(60)	$(79)	$(78)	$(283)

Total Company
Total net sales	$3,224	$2,054	$3,588	$3,926	$12,792
Total adjusted operating income (loss)	274	(52)	396	448	1,066
Total adjusted operating income margin	8.5%	(2.5)%	11.0%	11.4%	8.3%

Key Definitions
The terms below are commonly used by management and investors in assessing ongoing financial performance.

Organic Net Sales Change: BorgWarner net sales change year over year excluding the estimated impact of foreign exchange (FX) and net M&A.

Market: Light and commercial vehicle production weighted for BorgWarner’s geographic exposure as estimated by BorgWarner.

Outgrowth: “Organic Net Sales Change” excluding Aftermarket segment vs. year-over-year change in “Market”.